                                                                     EXHIBIT VII
                                                                     -----------

                                                                  Execution Copy

                             NOTE PURCHASE AGREEMENT

                                      AMONG

                                AURORA FOODS INC.

                                       AND

               THE PURCHASERS LISTED ON THE SIGNATURE PAGES HERETO

                            DATED AS OF JUNE 27, 2002

                            NOTE PURCHASE AGREEMENT

         NOTE PURCHASE AGREEMENT dated as of June 27, 2002 (this "Agreement"), by and among Aurora Foods Inc., a Delaware corporation (the "Company"), each of the purchasers set forth on Schedule A attached hereto (each a "Purchaser" and collectively the "Purchasers").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Company proposes, subject to the terms and conditions set forth herein, to issue and sell to the Purchasers $25,000,000 aggregate principal amount of its 12% unsecured promissory notes due October 1, 2006 (the "Notes");

         WHEREAS, the Purchasers desire, subject to the terms and conditions set forth herein, to purchase the Notes from the Company; and

         WHEREAS, the parties intend that the proceeds of the sale of the Notes be used to repay indebtedness and for working capital and other corporate purposes of the Company;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         (a) As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person and shall include any investment fund or other entity that is managed or advised by the same manager or advisor as such Person or by a manager or advisor that is under common control with such manager or advisor. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Law" means (a) any United States federal, state, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any applicable national stock exchange or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

         "Applicable Rate" means, on any date, twelve percent (12%) per annum; provided, however, that if the Company shall have failed to pay interest due on any January 1 or July 1 or any portion thereof, then, until all of such interest shall be paid in full and regardless of the fact that such failure shall not be a Default or Event of Default hereunder, the Applicable Rate shall be the Delay Rate.

         "Bankruptcy Code" means Title 11 of the United States Code.

         "Board of Directors" means the board of directors of the Company.

         "Business Day" means any day other than a Saturday, a Sunday, or a day when banks in The City of New York are authorized by Applicable Law to be closed.

         "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares of corporate stock and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

         "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Capital Stock of the Company, other than any person or group which beneficially owned more than 15% of the total Voting Capital Stock of the Company as of June 1, 2002, (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which the holders of the outstanding Voting Capital Stock of the Company immediately prior to such transaction hold less than 50% of the outstanding Voting Capital Stock of the surviving or transferee company or its parent company immediately after the transaction or immediately after such transaction any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Capital Stock of the surviving or transferee company or its parent company immediately after the transaction as applicable, (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office or (d) any transaction subject to Rule 13e-3 under the Exchange Act if following such Rule 13e-3 transaction a Person owns more than 50% of the total Voting Capital Stock of the Company, other than such a transaction with any Person or group which beneficially owned more than 15% of the total Voting Capital Stock of the Company as of June 1, 2002.

         "Commission" means the United States Securities and Exchange
Commission.

         "Commission Filings" means all reports, registration statements and other filings filed by the Company with the Commission (and all notes, exhibits and schedules thereto and all documents incorporated by reference therein) on and after April 14, 2000.

         "Common Stock" means the Company's common stock, $0.01 par value per share.

         "Contract" means any material contract, lease, loan agreement, mortgage, security agreement, trust indenture, note, bond, instrument, or other agreement or arrangement (whether written or oral).

         "Credit Agreement" means the Fifth Amended and Restated Credit Agreement, dated as of November 1, 1999, by and among the Company, the financial institutions listed on the signature pages thereof, JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent, National Westminster Bank plc, as syndication agent, and UBS AG, Stamford Branch, as documentation agent, as amended.

         "Default" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

         "Delay Rate" means fourteen percent (14%) per annum.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "GAAP" means United States generally accepted accounting principles, consistently applied.

         "Governmental Authority" means (i) any foreign, Federal, state or local court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

         "Hart- Scott-Rodino Act" means the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Holders" means initially the Purchasers and at any time after the initial issuance of the Notes the Persons holding the Notes outstanding at such time.

         "Indentures" means each of (i) the Indenture dated July 1, 1998, as amended, relating to the 8-3/4% senior subordinated notes due 2008 of the Company, (ii) the Indenture dated February 10, 1997, as amended, relating to the 9-7/8% senior subordinated notes due 2007 of the Company and (iii) the Indenture dated July 1, 1997, as amended, relating to the 9-7/8% senior subordinated notes due 2007 of the Company.

         "knowledge" means the actual knowledge of the executive officers of the Company.

         "Lenders" means the financial institutions party to the Credit
Agreement.

         "Lien" means any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind.

         "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities, operations, results of operations or prospects of the Company.

         "Maturity Date" means October 1, 2006.

         "Note Documents" means, collectively, this Agreement and the Notes.

         "Note Obligations" means all present and future liabilities, obligations and indebtedness of the Company under or in connection with this Agreement, the Notes or any other Note Document, including the obligations in respect of principal, interest, indemnities and expenses from time to time owing hereunder or under any other Note Document.

         "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

         "Purchaser Affiliate" means (a) any direct or indirect holder of any equity interests or securities in a Purchaser or other Holder (whether limited or general partners, members, stockholders or otherwise), (b) any Affiliate of a Purchaser or other Holder, (c) any director, officer, employee, representative or agent of (i) a Purchaser or other Holder, (ii) any Affiliate of a Purchaser or other Holder, including the management company related to such Purchaser or other Holder, or (iii) any holder of equity interests or securities referred to in clause (a) above, or (d) any Person who is a "control person" of a Purchaser or other Holder, as defined under Section 15 of the Securities Act or Section 20 of the Exchange Act.

         "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of April 19, 2000, as amended, by and between the Company and JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank).

         "Required Holders" means at any time the Holders of a majority of the aggregate principal amount of the Notes outstanding at such time.

         "Revolving Loan Subordinated Participation Agreement" means the Revolving Loan Subordinated Participation Agreement dated as of May 1, 2002 among JPMorgan Chase Bank, as Administrative Agent under the Credit Agreement, and certain of the Purchasers.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Securityholders Agreement" means the Securityholders Agreement dated as of April 18, 1998, by and between the Company and the parties named therein, as amended, modified, or supplemented from time to time.

         "Securityholders Agreement Amendment" means the Amendment to the Securityholders Agreement, to be dated as of the Closing Date, to be entered into by and between the Company and the parties named therein, in the form attached as Exhibit 1.1.

         "Series A Preferred Stock" means the Series A Cumulative Convertible Preferred Stock of the Company.

         "subsidiary" means, with respect to any Person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership and has the power to direct the policies and management of such partnership or
(iii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

         "Subsidiary" means a subsidiary of the Company.

         "Tranche B Term Loans" has the meaning provided therefor in the Credit Agreement.

         "Transactions" means the transactions contemplated by this Agreement and the other Note Documents.

         "Voting Capital Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person ordinarily entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable governing body of such Person.

         "Warrants" means warrants to purchase 2,100,000 shares of the Company's Common Stock for a price of $0.01 per share.

         "Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrants.

         (b) As used in this Agreement, the, following terms shall have the meanings given thereto in the Sections set forth opposite such terms:

                      Term                                      Section
                      ----                                      -------

             Agreement                                          Preamble
             Closing                                            2.3
             Closing Date                                       2.3
             Company                                            Preamble
             Event of Default                                   7.1
             Governmental Licenses                              3.9

             Indemnified Parties                                8.2
             Initial Closing                                    2.3
             Initial Closing Date                               2.3
             Issuance                                           2.1
             margin stock                                       3.12
             Notes                                              First Recital
             Notices                                            9.2
             Purchaser or Purchasers                            Preamble
             purpose of buying or carrying                      3.12
             Subsequent Closing                                 2.3
             Subsequent Closing Date                            2.3

         Except as the context otherwise explicitly requires (i) the capitalized term "Section" refers to sections of this Agreement, (ii) the capitalized term "Exhibit" refers to exhibits to this Agreement, (iii) references to a particular
Section include all subsections thereof, (iv) the word "including" shall be construed as "including without limitation", (v) accounting terms not otherwise defined herein have the meaning provided under GAAP, (vi) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (vii) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Note Documents and (viii) references to "$" are to United States dollars.

                                   ARTICLE II

                                SALE AND PURCHASE
                                -----------------

         SECTION 2.1. Agreement to Sell and to Purchase; Purchase Price. On the Initial Closing Date and the Subsequent Closing Date, and upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the principal amount of Notes for such Closing Date set forth opposite such Purchaser's name on Schedule A attached hereto (the "Issuance"), at a price equal to 97% of the par value of each Note and for the aggregate purchase price for such Closing Date set forth opposite such Purchaser's name on Schedule A attached hereto.

         SECTION 2.2.      Terms of Notes.
                           --------------

         (a) Interest. The outstanding principal amount of the Notes shall accrue and bear interest at a rate per annum which at all times shall equal the Applicable Rate; provided, however, that all amounts of principal and (to the extent not prohibited by applicable law) accrued interest not paid when due hereunder shall accrue and bear interest at the Delay Rate. The Company will pay accrued and unpaid interest with respect to the Notes (including without limitation any interest accruing at the Delay Rate) on each January 1 and July 1, commencing January 1, 2003, on the Maturity Date and on any accelerated maturity of the Notes; provided, however, that failure to pay interest on any January 1 or July 1 prior to the Maturity Date or any earlier acceleration of the Notes shall not constitute a Default or Event of Default hereunder. For purposes of this Agreement, interest (and any amount expressed as interest) shall be calculated on the basis of a 30-day month and a 360-day year and the number of days elapsed.

         (b) Payment. On the earliest to occur of the Maturity Date, the date of any Change of Control and any accelerated maturity of the Notes, the Company will pay an amount equal to the aggregate outstanding principal amount of the Notes, together with all accrued and unpaid interest thereon and all other Note Obligations then outstanding. The Company may from time to time prepay all or any portion of the indebtedness evidenced by the Notes (in a minimum amount of $100,000 and an integral multiple of $100,000), without premium. No principal of the Notes paid or prepaid hereunder may be reborrowed.

         (c) Manner of Payment. All payments and prepayments of principal, interest and other Note Obligations shall be made in immediately available funds to each Holder of Notes at the wire address provided by such Holder in writing to the Company. All payments and prepayments of interest on and/or principal of the Notes shall be allocated among the Holders of the Notes in proportion to the relative outstanding amount of accrued interest on and/or principal of the Notes (as the case may be) held by each Holder.

         (d) Form of Notes. The Notes shall be substantially in the form provided in Exhibit 2.2 to this Agreement.

         SECTION 2.3. Closing. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, (x) the initial purchase and sale of the Notes hereunder (the "Initial Closing") shall take place at 10:00 a.m. at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, two Business Days after the date the Purchasers receive a written request to close from the Company, provided that the conditions set forth in Sections 6.1 and 6.2 hereof have been satisfied, or on such other date as the parties shall mutually agree upon (the "Initial Closing Date") and (y) the purchase and sale of the remaining Notes to be purchased and sold hereunder (the "Subsequent Closing", each of the Initial Closing and the Subsequent Closing a "Closing") shall take place at 10:00 a.m. at the offices of Ropes & Gray, One International Place, Boston, Massachusetts on the date the conditions set forth in Article VI hereof have been satisfied or on such other date as the parties shall mutually agree upon (the "Subsequent Closing Date", each of the Initial Closing Date and the Subsequent Closing Date, a "Closing Date").

         At each Closing:

         (a) Each Purchaser shall deliver against delivery of the Notes being purchased by such Purchaser pursuant to Section 2.1 on such Closing Date, an amount equal to the aggregate purchase price of such Notes as set forth on Schedule A attached hereto via wire transfer of immediately available funds to such bank account as the Company shall designate not later than one Business Day prior to such Closing Date.

         (b) The Company shall deliver to the Purchasers:

             (i) against payment of the purchase price therefor as set forth opposite such Purchaser's name on Schedule A attached hereto, the Note or Notes being purchased by such Purchaser pursuant to Section 2.1 on such Closing Date, which shall be registered in the name of such Purchaser or its nominee or designee and in a single Note or in multiple Notes in such denominations equal to or greater than $100,000 as such Purchaser shall request not later than two Business Days prior to the Closing Date;

             (ii) a counterpart of the Securityholders Agreement Amendment executed by the Company, provided that such counterpart need only be delivered at the Initial Closing;

             (iii) an opinion of counsel to the Company, dated the Closing Date and addressed to the Purchasers, in form and substance acceptable to the Purchasers;

             (iv)    an officer's certificate of the Company as contemplated by
         Section 6.2(c);

             (v)     a certificate of the secretary of the Company setting forth
         (A) a copy of the Certificate of Incorporation of the Company and all amendments thereto as of a date no more than five days prior to the Closing Date, all certified by the Secretary of State of the State of Delaware, (B) a copy of the by-laws of the Company, as in effect on the Closing Date, (C) copies of all resolutions of the Board of Directors of the Company and any committees thereof authorizing the Transactions,
         (D) an incumbency certificate setting forth the name, title and authorized signature of each officer of the Company who will execute documents in connection with the Transactions; and (E) a copy of the resolutions of the Audit Committee of the Board of Directors regarding the determination required to comply with Paragraph 312.05 of the New York Stock Exchange Listed Company Manual;

             (vi) a long-form good standing certificate of the Company issued by the Secretary of State of the State of Delaware; and

             (vii) A long-form good standing certificate of the Company's Subsidiaries issued by the Secretary of State of the state of organization of each Subsidiary.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF COMPANY
                    -----------------------------------------

         The Company hereby represents and warrants to each Purchaser on and as of each Closing Date as follows:

         SECTION 3.1. Organization and Good Standing. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing in its state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and as proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except for any such failures to so qualify or be in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 3.2. Capital Stock. (a) As of June 15, 2002, the authorized Capital Stock of the Company consists solely of (i) 250,000,000 shares of Common Stock, of which 71,823,379 shares are issued and outstanding, and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share, of which 3,750,000 shares of Series A Preferred Stock (plus any additional shares of Series A Preferred Stock issued as dividends thereon) have been designated and are issued and outstanding. Each share of Capital Stock of the Company that will be issued and outstanding immediately following the Closing will be duly authorized and validly issued and fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

         (b) The Warrant Shares have been duly authorized and validly reserved for issuance in contemplation of the exercise of the Warrants and, when issued and delivered in accordance with the terms of the Certificate of Incorporation upon the exercise of the Warrants, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

         SECTION 3.3. Authorization; Enforceability. The Company has all necessary power and authority to execute, deliver and perform its obligations under each of the Note Documents and the Securityholders Agreement Amendment, and has taken all action necessary to authorize the execution, delivery and performance by it of each of such Note Documents and the Securityholders Agreement Amendment and to consummate the Issuance. No other corporate or stockholder proceeding on the part of the Company is necessary for such authorization, execution, delivery and consummation. The Company has duly executed and delivered this Agreement and, at the Closing, the Company will have
duly executed and delivered   each of the other Note Documents and the
Securityholders Agreement Amendment. This Agreement constitutes, and each of the Securityholders Agreement Amendment, the Notes and the Warrants, when executed and delivered by the Company, will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the respective terms and provisions hereof and thereof, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding brought in equity or at law).

         SECTION 3.4. No Violation; Consents. (a) The execution, delivery and performance by the Company of each of the Note Documents and the Securityholders Agreement Amendment and the consummation by the Company of the Issuance do not and will not contravene any Applicable Law. The execution, delivery and performance by the Company of each of the Note Documents and the Securityholders Agreement Amendment, the consummation of the Issuance, the issuance of the Warrants and the issuance of the Warrant Shares upon exercise in accordance with the terms of -the Warrants (i) will not (A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of its assets is subject, or (B) result in the creation or imposition of any Lien upon any of the assets of the Company or any of its Subsidiaries and (ii) will not conflict with or violate any provision of the Certificate of Incorporation or by-laws or other governing documents of the Company or any of its Subsidiaries or the Credit Agreement or any Indenture.

         (b) No consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by the

Company for the execution, delivery and performance of this Agreement or the consummation by the Company of the Issuance, or for the execution, delivery and performance by the Company of the Note Documents and the Securityholders Agreement Amendment, other than, with respect to the issuance of the Warrant Shares, any filing requirement under the Hart-Scott-Rodino Act, the Securities Act, or the Exchange Act, which filing shall be timely made by the Company.

         SECTION 3.5. Commission Filings; Financial Statements. (a) Except for amendments required to Exchange Act filings as a result of the restatements of
the Company's financial   statements described in the Company's financial
statements described in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1999, the Company has timely filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto, that it has been required to file with the Commission under the Securities Act and the Exchange Act. The Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1999, as amended as a result of the restatements of the Company's financial statements described in the Company's financial statements thereto, and all Commission Filings filed thereafter have complied in all material respects with the applicable provisions of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (b) Each of the historical consolidated financial statements of the Company (including any related notes or schedules) included in the Commission Filings was prepared in accordance with GAAP (except as may be disclosed therein), and complied in all material respects with the rules and regulations of the Commission. Such financial statements fairly present the consolidated financial position of the Company and the Subsidiaries as of the dates thereof
and the consolidated results of operations,   cash flows and changes in
stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments). Except as set forth or reflected in the Commission Filings filed prior to the date hereof, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) that individually or in the aggregate would be expected to have a Material Adverse Effect.

         SECTION 3.6. No Material Adverse Changes. Between December 31, 2001 and March 31, 2002 there has not occurred any material change in the capital stock or long-term debt of the Company or any material adverse change or any development concerning a prospective adverse change in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, other than as has been previously disclosed in writing to the Purchasers or in the Commission Filings. Since March 31, 2002 there has not occurred any material change in the capital stock or long-term debt of the Company or any material adverse change or any development concerning a prospective adverse change in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, other than as has been previously disclosed to the Purchasers.

        SECTION 3.7. Private Offering. The offer and sale of the Notes and the offer and issuance of the Warrants and the Warrant Shares are exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Company, nor anyone acting on behalf of it, has offered or sold or will offer or sell any Notes, Warrants or Warrant Shares, or has taken or will take any other action (including, without limitation, any offering of any securities of the Company under circumstances that would require, under the Securities Act, the integration of such offering with the offering and sale of the Notes or the offering and issuance of the Warrants or Warrant Shares), which would subject offer, sale or issuance to the registration provisions of the Securities Act, except as set forth in the Securityholders Agreement Amendment.

         SECTION 3.8. Litigation. There is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or
before  (or to the knowledge of the Company any   investigation by)  any
Governmental Authority, pending, or, to the best knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, or any of its properties or rights which could have a Material Adverse Effect or would be reasonably likely to prevent or materially delay consummation of the Transactions, which has not been disclosed to the Purchasers in writing. There are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of the Company, threatened, seeking to prevent or challenging the Transactions. Neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which could have a material adverse effect on the ability of the Company or any of its Subsidiaries to conduct its business as presently conducted or contemplated to be conducted or would be reasonably likely to prevent or materially delay consummation of the Transactions, which has not been disclosed to the Purchasers in writing.

         SECTION 3.9. Permits and Licenses. The Company and its Subsidiaries have obtained all governmental permits, licenses, franchises and authorizations required for the Company and its Subsidiaries to conduct their respective businesses as currently conducted (collectively, "Governmental Licenses"), except for those of which the failure to obtain would not have a Material
Adverse Effect or prevent or materially   delay the consummation of the
Transactions; the Company, except where the failure to so comply would not, singly or in the aggregate, reasonably be expected to (i) have a Material Adverse Effect or (ii) prevent or materially delay the consummation of the Transactions, is in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to (i) have a Material Adverse Effect, or (ii) prevent or materially delay the consummation of the Transactions; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to (i) have a Material Adverse Effect or (ii) prevent or materially delay the consummation of the Transactions. There exists no reason or cause that could justify the variation, suspension, cancellation or termination of any such Governmental Licenses held by the Company or any of its Subsidiaries with respect to the current or contemplated
operation of their respective   businesses,   which variation,   suspension,
cancellation or termination could reasonably be expected to (i) have a Material Adverse Effect or (ii) prevent or materially delay the consummation of the Transactions.

         SECTION 3.10. Title to Assets. The Company and each of its Subsidiaries has good, valid and marketable title to (i) all of its material tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the consolidated balance sheet as of December 31, 2001, except as indicated in the notes thereto and except for properties and assets reflected in the consolidated balance sheet as of December 31, 2001 which have been sold or otherwise disposed of in the ordinary course of business after such date or pursuant to the Receivables Purchase Agreement, and (ii) all the tangible properties and assets purchased by the Company and any of its Subsidiaries since December 31, 2001, except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business or pursuant to the Receivables Purchase Agreement; provided, however, that the Company has granted a Lien on all of its assets to the Lenders under the Credit Agreement.

         SECTION 3.11. Investment Company. The Company is not an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         SECTION 3.12. Margin Stock. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries, and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section 3.12 and in Section 5.1, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221).

         SECTION 3.13. Intellectual Property, etc. Each of the Company and each of its Subsidiaries owns all patents, trademarks, permits, service marks, trade names, technology copyrights, licenses, franchises and formulas, or other rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, and has in full force and effect all accreditations and certifications, reasonably necessary for the conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect.

         SECTION 3.14. Compliance with Statutes, etc. Each of the Company and each of its Subsidiaries is in compliance with all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 3.15. Labor Relations. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the Company's knowledge, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the Company's knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or , to the Company's knowledge, threatened against the Company or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the Company's knowledge, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

         SECTION 3.16. Tax Returns and Payments. Each of the Company and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Company and its Subsidiaries in accordance with GAAP. Each of the Company and each of its Subsidiaries has at all times paid, or have provided adequate reserves (in the good faith judgment of the management of the Company) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Company or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

         SECTION 3.17. No Default. Neither the Company nor any of its Subsidiaries is in default under any material debt agreements, including but not limited to the Indentures, the Credit Agreement and the Receivables Purchase Agreement. No Default or Event of Default has occurred and is continuing.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER
                ------------------------------------------------

         Each Purchaser hereby severally, and not jointly, represents and warrants to the Company, as to itself and as to no other Person, as of the date hereof and as of each Closing Date as follows:

         SECTION 4.1. Investment Intent. Such Purchaser is (i) an "accredited investor" as defined in Regulation D of the Securities Act and (ii) acquiring the Notes to be purchased by it pursuant to Section 2.1 hereof and the Warrants to be delivered to it pursuant to Section 2.3 hereof for its own account, for investment and not with a view to the distribution thereof in violation of any securities laws.

         SECTION 4.2. Authorization. This Agreement has been executed by such Purchaser or by a duly authorized Person on its behalf with full power and authority and the execution, delivery and performance hereof and thereof have been duly authorized by all necessary corporate, partnership or limited liability company proceedings.

         SECTION 4.3. Enforceability. The execution and delivery by such Purchaser of this Agreement will result in legally binding obligations enforceable against it in accordance with the respective terms and provisions hereof and thereof.

         SECTION 4.4. Private Placement. (a) Such Purchaser understands that (i) the offering and sale of the Notes in the Issuance by the Company and the issuance of the Warrants by the Company are intended to be exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D thereof and (ii) there is no existing public or other market for the Notes or the Warrants.

         (b) Such Purchaser (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Notes and the Warrants and is capable of bearing the economic risks of such investment.

         (c) Such Purchaser understands that the Notes and the Warrants will be issued in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such laws or is exempt from such registration or qualification.

         (d) Such Purchaser (A) has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the Notes and the Warrants and that it has requested from the Company, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (x) an investment in the Notes and the Warrants indefinitely and (y) a total loss in respect of such investment, has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Notes and the Warrants and to protect its own interest in connection with such investment; it being understood that nothing set forth in this Section 4.4(d) shall affect the representations, warranties or other obligations of the Company, or the rights and remedies of such Purchaser, under this Agreement in any way whatsoever.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY
                            ------------------------

         SECTION 5.1. Use of Proceeds. The Company shall use $10,000,000 of the proceeds from the Issuance, including $300,000 of the proceeds from the Initial Closing, which shall be reserved solely for such purpose, to repay $10,000,000 aggregate principal amount of the loans outstanding under the Credit Agreement and shall use the remainder of the proceeds from the Issuance for working capital and other corporate purposes of the Company. No part of the proceeds from the sale of the Notes hereunder are to be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board
(12 CFR 220).

         SECTION 5.2. Periodic Information. For so long as the Notes, Warrants or Warrant Shares are outstanding the Company shall file all reports required to be filed by the Company under Section 13 or 15(d) of the Exchange Act and shall provide, on request, the holders of the Notes, Warrants or Warrant Shares and prospective purchasers of the Notes, Warrants or Warrant Shares with the information specified in Rule 144A(d) under the Securities Act.

         SECTION 5.3. Legends. So long as applicable, each Note shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

         "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS NOTE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."

After the above requirement for a legend is no longer applicable because the Notes are freely transferable under the Securities Act, the Company shall remove such legend upon request from a Holder of such Notes, if outside counsel for such Holder reasonably determines that the transfer of such Notes is no longer restricted by the Securities Act and outside counsel for the Company reasonably concurs in such determination.

         SECTION 5.4. Incorporation of Certain Provisions. The Company shall comply, and shall cause its Subsidiaries to comply, with each of the covenants set forth in Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.9 and 4.11 of each of the Indentures. The Company confirms to the Purchasers the representations and warranties set forth in Section 7 of the Amendment to the Credit Agreement described in Section 6.2(h) hereof. The Company shall provide to the Holders contemporaneously with their delivery to the Lenders under the Credit Agreement copies of all documents provided to the Lenders under Section 6.1 or 6.10B(viii) of the Credit Agreement and shall afford to the Holders the right to inspect and other rights conferred upon the Lenders under Section 6.5 of the Credit Agreement.

         SECTION 5.5. Maintenance of Corporate Existence. The Company will at all times (except as otherwise provided or permitted in this Section 5.5 or elsewhere in this Agreement) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Subsidiary; provided that nothing herein shall require the Company to continue the corporate existence of any Subsidiary if in the judgment of the Company it shall be necessary, advisable or in the interest of the Company to discontinue the same.

         SECTION 5.6. Antitrust Filings. The Company and the Purchasers promptly will prepare and file any Notification and Report Forms and related material that the Company or the

Purchasers determine are required to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart- Scott-Rodino Act will use their best efforts to obtain an early termination of the applicable waiting period and will make any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith. The Company will pay all filing fees of the Company and the Purchasers associated with any such Notification and Report Forms, and related material.

         SECTION 5.7. Notice to Holders. The Company shall mail notice to all holders of its Capital Stock in compliance with Paragraph 312.05 of the New York Stock Exchange Listed Company Manual as soon as possible after the Company's reliance on such Paragraph is approved by the New York Stock Exchange.

         SECTION 5.8. Issuance of Warrants. Upon the later to occur of (a) the Initial Closing Date or (b) the date which is ten (10) days after the mailing of the notice to the stockholders of the Company regarding the Company's reliance on Paragraph 312.05 of the New York Stock Exchange Listed Company Manual pursuant to Section 5.7 hereof, in partial consideration of the Purchasers' purchase of the Notes, the Company shall issue and deliver Warrants to each Purchaser in the amount set forth opposite such Purchaser's name in Schedule A attached hereto and which Warrants shall be substantially in the form provided in Exhibit 5.8 to this Agreement.

         SECTION 5.9. Listing of Warrant Shares. Prior to the issuance of the Warrants in accordance with Section 5.8 hereof, the Company shall have caused the Warrant Shares to be listed or otherwise eligible for trading on the New York Stock Exchange or such other national securities exchange which constitutes the principal trading U.S. market for the Common Stock.

                                   ARTICLE VI

                         CONDITIONS PRECEDENT TO CLOSING
                         -------------------------------

         SECTION 6.1. Conditions to the Company's Obligations. The obligations of the Company with respect to Purchasers required to be performed on each Closing Date shall be subject to the satisfaction or waiver in writing, at or prior to such Closing, of the following conditions:

         (a) The representations and warranties of each Purchaser contained in this Agreement shall be true and correct in all material respects, in each case on and as of the date hereof and on and as of such Closing Date, as if made on and as of such Closing Date.

         (b) No provision of any Applicable Law, injunction, order or decree of any Governmental Entity shall be in effect which has the effect of making the Transactions illegal or shall otherwise restrain or prohibit the consummation of the Transactions.

         (c) All approvals of the disinterested directors of the Company and the Board of Directors, a fairness opinion under Section 4.7(a)(iii) of each of the Indentures and any approvals and consents of all court, governmental, agencies and third-parties necessary in connection with the issuance of the Notes shall have been received and shall be in full force and effect and all applicable waiting periods (and any extensions thereof) shall have expired or otherwise been terminated without any action being taken by any applicable authority.

         SECTION 6.2. Conditions to Purchasers' Obligations. The obligations of each Purchaser required to be performed on each Closing Date shall be subject to the satisfaction or waiver in writing of the following conditions:

         (a) On such Closing Date, the representations and warranties of the Company contained in this Agreement which are qualified by any "materiality", "material adverse effect" or any similar qualifier shall be true and correct in all respects and the representations and warranties of the Company which are not so qualified shall be true and correct in all material respects, in each case on and as of the date hereof and on and as of such Closing Date, as if made on and as of such Closing Date.

         (b) On such Closing Date, no provision of any Applicable Law, injunction, order or decree of any Governmental Entity shall be in effect which has the effect of making the Transactions illegal or shall otherwise restrain or prohibit the consummation of the Transactions.

         (c) On or prior to the Closing Date, the Company shall have delivered to each Purchaser a certificate executed by the Company or on its behalf by its duly authorized representative, dated such Closing Date, to the effect that each of the conditions specified in this Section 6.2, and in the case of the Subsequent Closing Date each of the conditions specified in Section 6.3, has been satisfied and that each of the documents identified in Section 2.3(b) to be delivered on such Closing Date has been delivered to the Purchasers.

         (d) On or prior to such Closing Date, each of the Note Documents required to be executed and delivered on or before such Closing Date and the Securityholders Agreement Amendment shall have been executed and delivered by the Company, and each of such Note Documents and the Securityholders Agreement Amendment shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived except with prior written consent of the Purchasers. All covenants, agreements and conditions contained in the Note Documents and the Securityholders Agreement Amendment which are to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         (e) On or prior to such Closing Date, the Purchasers shall have received an opinion of counsel to the Company, dated such Closing Date and addressed to the Purchasers, in form and substance reasonably acceptable to the Purchasers.

         (f) (i)     Except as disclosed to the Purchasers in writing prior to
         the date hereof, or in the Commission Filings, on or prior to such Closing Date, between December 31, 2001 and March 31, 2002, there shall not have occurred any event, circumstance, condition, fact, effect or other matter which the Purchasers reasonably believe has had or could reasonably be expected to have a Material Adverse Effect or any development concerning a prospective material adverse change (x) on the condition (financial or otherwise), business, shareholders' equity, the Issuance, properties, assets, liabilities, operations, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or (y) on the ability of the Company to perform on a timely basis any material obligation under this Agreement or to consummate the Issuance contemplated hereby.

             (ii) Except as disclosed to the Purchasers prior to the date hereof, on or prior to such Closing Date, since March 31, 2002, there shall not have occurred any event, circumstance, condition, fact, effect or other matter which the Purchasers reasonably believe has had or could reasonably be expected to have a Material Adverse Effect or any development concerning a prospective material adverse change (x) on the condition (financial or otherwise), business, shareholders' equity, the Issuance, properties, assets, liabilities, operations, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or (y) on the ability of the Company to perform on a timely basis any material obligation under this Agreement or to consummate the Issuance contemplated hereby.

         (g) All approvals of the disinterested directors of the Company and the Board of Directors and any approvals and consents of all court, governmental, agencies and third-parties necessary in connection with the issuance of the Notes to be issued on such Closing Date and the Warrants shall have been received and shall be in full force and effect and all applicable waiting periods (and any extensions thereof) shall have expired or otherwise been terminated without any action being taken by any applicable authority.

         (h) On or prior to such Closing Date, the Lenders necessary to validly do so pursuant to the terms of the Credit Agreement shall have entered into an amendment to the Credit Agreement incorporating the terms and provisions of the Summary of Terms and Conditions dated June 20, 2002 prepared by counsel to JPMorgan Chase Bank, as agent under the Credit Agreement, which amendment shall be reasonably satisfactory to the Purchasers.

         (i) On the Initial Closing Date the Purchasers shall be satisfied with the status of the syndication of the additional Tranche B Term Loans to be issued under the Credit Agreement.

         (j) On or prior to the Initial Closing Date, the Company shall have received, and furnished to the Purchasers, a fairness opinion from Merrill Lynch & Co. with respect to the issuance of the Notes and the Warrants which is reasonably acceptable to the Purchasers.

         (k) On or prior to the Initial Closing Date, the Company's Audit Committee shall have made the determination required to comply with Paragraph
312.05 of the New York Stock Exchange Listed Company Manual.

         (l) All Note Documents and other instruments, and legal and corporate proceedings, in connection with the Transactions shall be satisfactory in form and substance to the Purchasers, and the Purchasers shall have received copies of all documents, including records of corporate proceedings, which the Purchasers may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

         SECTION 6.3. Additional Conditions to Purchasers' Obligations. In addition to the conditions to the Purchasers' obligations set forth in Section
6.2 hereof, the obligations of each Purchaser required to be performed on the Subsequent Closing Date shall be subject to the satisfaction or waiver in writing of the following conditions:

         (a) On or prior to the Subsequent Closing Date, the Company shall have borrowed (or simultaneously shall borrow) under the Credit Agreement (i) additional Tranche B Term Loans in aggregate principal amount sufficient for the Company to realize not less than $35,000,000 in net proceeds and (ii) a temporary loan in the principal amount of $10,000,000, in each case on terms satisfactory to the Purchasers.

         (b) On or prior to the Subsequent Closing Date, the obligations of any Purchasers and any of their respective Affiliates party to the Revolving Loan Subordinated Participation Agreement under such agreement shall be terminated.

         (c) The Subsequent Closing shall take place not more than ten days after the Initial Closing.

                                   ARTICLE VII

                                    DEFAULTS
                                    --------

         SECTION 7.1. Events of Default. Each of the following events is herein referred to as an "Event of Default":

         (a) Payment. The Company shall fail to make any payment in respect of the principal of, or any interest or fee on or in respect of, any of the Note Obligations owed by it as the same shall become due and payable, whether at maturity or by acceleration or otherwise (except as otherwise provided in Section 2.2(a)).

         (b) Covenant Compliance. The Company shall fail to perform or observe any of the other provisions of the Note Documents required to be performed or complied with by it and such failure continues for a period of 10 days after written notice thereof is given by any Holder to the Company.

         (c) Representations and Warranties. Any representation or warranty of or with respect to the Company in, pursuant to or in connection with this Agreement or any other Note Document, or in any certificate, notice, financial statement or other report furnished to any Purchaser or other Holder in connection therewith, shall be materially false on the date as of which it was made.

         (d) Cross-Default. There shall occur any "Event of Default" as defined in Section 8 of the Credit Agreement or in Section 6.1 of any of the Indentures.

         (e) Warrants. The Company shall have failed to issue and deliver the Warrants upon the later to occur of (a) the Initial Closing Date or (b) the date which is ten (10) days after the mailing of the notice to the stockholders of the Company regarding the Company's reliance on Paragraph 312.05 of the New York Stock Exchange Listed Company Manual pursuant to Section 5.7 hereof.

         (f) Bankruptcy. The Company or any of its Subsidiaries shall:

             (i) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

             (ii) have filed against it a petition commencing an involuntary case under the Bankruptcy Code which shall not have been dismissed within 60 days after the date on which such petition is filed; or file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided;

             (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

             (iv) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relation to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

             (v) have entered against it an order by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

             (vi) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

         SECTION 7.2. Certain Actions Following an Event of Default. If any one or more Events of Default shall occur and be continuing, then in each and every such case:

         (a) Acceleration. Upon notice by the Required Holders to the Company, the Note Obligations then outstanding shall become immediately due and payable; provided, however, that if an Event of Default referred to in Section 7.1 (f) shall occur, the unpaid balance of the Note Obligations shall automatically become immediately due and payable.

         (b) Exercise of Rights. The Holders may proceed to protect and enforce their rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Note Document.

         (c) Setoff. Each Holder may offset and apply toward the payment of such balance or part thereof (and/or toward the curing of any Event of Default) any indebtedness from such Holder to the Company, regardless of the adequacy of any security for the Note Obligations, and the Holders shall have no duty to determine the adequacy of any such security in connection with any such offset.

         (d) Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Holders' rights hereunder and under each other Note Document shall be cumulative.

         SECTION 7.3. Waivers. The Company hereby waives to the extent not prohibited by applicable law:

         (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions of this Agreement or any other Note Document), protests, notices of protest and notices of dishonor;

         (b) any requirement of diligence or promptness on the part of any Holder in the enforcement of its rights under this Agreement, the Notes or any other Note Document; and

         (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law.

                                  ARTICLE VIII

                               EXPENSES; INDEMNITY
                               -------------------

         SECTION 8.1. Expenses. The Company will pay: (a) all reasonable expenses of the Purchasers (including the reasonable fees and disbursements of their respective special counsel) in connection with the preparation of this Agreement and the other Note Documents, the Transactions and operations under the Note Documents, (b) all transfer and documentary stamp and similar taxes at any time payable by any Purchaser or other Holder in respect of the Note Documents or the Transactions and (c) all other reasonable expenses incurred by the Purchasers and the other Holders in connection with the enforcement of any rights hereunder or under any other Note Document upon the occurrence and during the continuance of a Default, including costs of collection and reasonable attorneys' fees and expenses.

         SECTION 8.2. General Indemnity.

         (a) The Company shall indemnify the Purchasers and the other Holders and each of their respective directors, officers, employees, agents, attorneys, accountants, consultants and each Person, if any, who controls any Purchaser or other Holder (the Purchasers, the Holders and each of such directors, officers, employees, agents, attorneys, accountants, consultants and control Persons are referred to as the "Indemnified Parties") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with
(i) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving the Company or any of its Subsidiaries or their affiliates, (ii) any litigation or investigation involving the Company, any of its Subsidiaries or their affiliates, or any officer, director or employee thereof, (iii) the existence or exercise of any security rights with respect to the collateral under the Note Documents, or (iv) this Agreement, any other Note Document or any of the Transaction; provided, however, that the foregoing indemnity shall not apply to the extent such claims, damages, liabilities and expenses result from the Indemnified Party's own gross negligence or willful misconduct.

         (b) If an Indemnified Party asserts that the Company has become obligated to such Indemnified Party pursuant to this Section 8.2, or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Company may become obligated to an Indemnified Party hereunder, such Indemnified Party shall notify the Company promptly and shall cooperate with the Company, at the Company's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceedings, including making available any information, documents and things in the possession of the Indemnified Party. Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Company shall have been actually and materially prejudiced as a result of such failure or delay.

         (c) In fulfilling its obligations under this Section 8.2, after the Company has provided each Indemnified Party with a written notice of its acceptance of liability under this Section 8.2, as between such Indemnified Party and the Company, the Company shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding brought by a third party in such manner as the Company may in its sole discretion reasonably deem appropriate; provided, that (i) counsel retained by the Company is reasonably satisfactory to the Indemnified Party,
(ii) the Company will not consent to any settlement or entry of judgment imposing any obligations on any other party hereto other than financial obligations for which such party will be indemnified hereunder, unless such party has consented in writing to such settlement or judgment (which consent may be given or withheld in its sole discretion), and (iii) the Company will not consent to any settlement or entry of judgment unless, in connection therewith, the Company obtains a full and unconditional release of the Indemnified Party from all liability with respect to such suit, action, investigation claim or proceeding. Notwithstanding the Company's election to assume the defense or investigation of such claim, action or proceeding, the Company shall have the right to employ separate counsel and to participate in the defense or investigation of such claim, action or proceeding, which participation shall be at the expense of the Company, if (i) on the advice of counsel to the Indemnified Party, use of counsel of the Company's choice could be expected to give rise to a material conflict of interest, (ii) the Company shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding, (iii) the Company shall authorize the Indemnified Party to employ separate counsel at the Company's expense or (iv) such action shall seek relief other than monetary damages against the Indemnified Party.

         (d) The obligations of the Company under this Section 8.2 shall survive the termination of any Note Document.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

         SECTION 9.1. Survival. All representations, warranties and covenants contained in this Agreement or in any certificate delivered in connection with either Closing shall survive indefinitely.

         SECTION 9.2. Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following delivery of such notice to a reputable air courier service. Notices shall be delivered as follows:

         If to the Company:

                 Aurora Foods Inc.
                 11432 Lackland Road
                 St. Louis, Missouri 63146
                 Attn: William McManaman
                 Telephone: (314) 801-2315
                 Fax: (314) 801-2313

         with a copy to:

                  Armstrong Teasdale L.L.P.
                   One Metropolitan Square
                  Ste. 2600
                  211 North Broadway
                  St. Louis, Missouri 63102-2740
                  Attn: John Inkley, Esq.
                  Telephone: (314) 621-5070 x7354
                  Fax: (314) 612-2258

         If to any Purchaser, to such Purchaser at its address as set forth on Schedule A,

                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts 02110-2624
                  Attn: Lauren Norton, Esq.
                  Telephone: (617) 951-7390
                  Fax: (617) 951-7050

         If to any Holder which is not a Purchaser, to such address as such Holder shall have notified to the Company pursuant to this Section 9.2.

         SECTION 9.3. Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         SECTION 9.4. Termination. (a) This Agreement may be terminated as between the Company and the Purchasers (i) at any time prior to the Initial Closing Date by mutual written agreement of the Company and Purchasers, or (ii) if the Initial Closing shall not have occurred on or prior to July 2, 2002, by either the Company or the Purchasers, at any time after July 2, 2002. Any party desiring to terminate this Agreement pursuant to Section 9.4(a)(ii) shall promptly give notice of such termination to the other party.

         (b) If this Agreement is terminated as between the Company and the Purchasers, as permitted by Section 9.4(a), such termination shall be without liability of any party (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided, that if such termination shall result from the willful (i) failure of any party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by any party hereto of any representation or warranty contained herein, such failing or breaching party shall be fully liable for any and all losses incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 8.1, 8.2, 9.2, 9.3, this Section
9.4 and Sections 9.5, 9.7, 9.8, 9.10, 9.11, 9.12, 9.15, 9.16, 9.17, 9.18 and
9.19 shall survive any termination hereof pursuant to Section 9.4(a).

         SECTION 9.5. Entire Agreement. As between the Company and the Purchasers this Agreement and the other Note Documents (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

         SECTION 9.6. Modifications, Amendments and Waivers. No amendment, modification or termination of this Agreement and no waiver of any provision hereof shall be binding on the parties hereto unless executed in writing by the Company and the Required Holders; provided that no amendment, modification or waiver of this Agreement which shall reduce the amount of principal of any Note or the rate of interest thereon or which shall delay the times at which such principal and interest are payable hereunder shall be effective as to such Note unless consented to in writing by the Holder of such Note. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

         SECTION 9.7. Course of Dealing. No course of dealing between the Holders or any individual Holder and the Company or any affiliate of the Company shall operate as a waiver of any of the Holders' rights under this Agreement or any other Note Document or with respect to the Note Obligations. No delay or omission on the part of the Holders in exercising any right under this Agreement or any other Note Document or with respect to the Note Obligations shall operate as a waiver of such right or any other right hereunder or thereunder.

         SECTION 9.8. Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

         SECTION 9.9. Exhibits and Schedules. Each of the exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

         SECTION 9.10. Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company without the prior written consent of each Holder, and may not assigned or delegated by a Holder without the Company's prior written consent (which consent of the Company shall not unreasonably be withheld) except that without such consent a Holder may assign any or all of its rights and obligations under this Agreement to any one or more of its Affiliates or to any "accredited investor" within the meaning of Regulation D of the Commission which is not an individual; provided, further, that without the consent of the Company any Holder from time to time may grant a participation in all or part of the Note(s) of such Holder to any Person. In the event of any assignment of all or a portion of a Note as permitted by this Section 10.10, then at the request of the transferor or transferee Holder the Company shall issue replacement Note(s) reflecting the new ownership of the Notes and shall deliver such Notes to the appropriate Holder(s) against delivery to the Company for cancellation of the Note(s) being replaced, such issuance and delivery to be at the expense of the Company. By its acceptance of any assigned or replacement Note, each Holder that is not a Purchaser shall be deemed to have accepted and agreed to the rights and obligations conferred on the Holders by this Agreement and the other Note Documents. Any assignment or delegation of rights, duties or obligations hereunder made by the Company without the prior written consent of each Holder, shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than the parties hereto, except as expressly set forth in Section 8.2, this Section 9.10 or Section 9.16.

         SECTION 9.11. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         SECTION 9.12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 9.13. Further Assurances. As between the Company and the Purchasers, each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of the Company, such acts, instruments and documents as may be necessary or desirable to convey and transfer to the Purchasers the Notes and the Warrants.

         SECTION 9.14. Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto.

         SECTION 9.15. Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate, and that as between the Company and the Purchasers and other Holders any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement as between the Company and the Purchasers and other Holders or prevent any violation hereof, and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         SECTION 9.16. No Purchaser Affiliate Liability. No Purchaser Affiliate shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or the transactions contemplated hereby.

         SECTION 9.17. Several Liability. All obligations of the Purchasers and the other Holders hereunder shall be several and not joint. If any Purchaser fails to purchase Notes hereunder or otherwise defaults on any liability or obligation under this Agreement, no other Purchaser will have any obligation to purchase any such Notes or to take or refrain from taking any action on account of such defaulting Purchaser.

         SECTION 9.18. Venue; Service of Process. Each of the Company and the
Holders:

         (a) irrevocably submits to the nonexclusive jurisdiction of the state courts of the State of New York and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Note Document or the subject matter hereof or thereof;

         (b) waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the abovenamed courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of any such proceeding is improper, or that this Agreement or any other Note Document, or the subject matter hereof or thereof, may not be enforced in or by such court; and

         (c) consents to service of process in any such proceeding in any manner permitted by the laws of the State of New York and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 9.2 is reasonably calculated to give actual notice.

         SECTION 9.19. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY AND THE HOLDERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY NOTE OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE HOLDERS OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Either the Company or any Holder may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Company and the Holders to the waiver of their rights to trial by jury.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                AURORA FOODS INC.

                                By: /s/ James T. Smith
                                    -------------------------------------------
                                    Title: Chairman of the Board, President and
                                           Chief Executive Officer

                                McCOWN DeLEEUW & CO. III, L.P.

                                By: MDC Management Company III, L.P., its
                                    General Partner

                                By: /s/ David E. De Leeuw
                                    ----------------------------------------
                                    Name:  David E. De Leeuw
                                    Title:   Managing Member

                                McCOWN DeLEEUW & CO. III (Europe), L.P.

                                By: MDC Management Company III, L.P., its
                                    General Partner

                                By: /s/ David E. De Leeuw
                                    ----------------------------------------
                                    Name:  David E. De Leeuw
                                    Title:   Managing Member

                                McCOWN DeLEEUW & CO. III (Asia), L.P.

                                By: MDC Management Company IIIA, L.P., its
                                    General Partner

                                By: /s/ David E. De Leeuw
                                    ----------------------------------------
                                    Name:  David E. De Leeuw
                                    Title:   Managing Member

                                GAMMA FUND LLC

                                By: /s/ David E. De Leeuw
                                    ----------------------------------------
                                    Name:  David E. De Leeuw
                                    Title:   Managing Member

                                MCCOWN DE LEEUW & CO. IV, L.P.

                                By: MDC Management Company IV, L.P., Its
                                    General Partner

                                By: /s/ David E. De Leeuw
                                    ----------------------------------------
                                    Title:   Managing Member

                                DELTA FUND LLC

                                By: /s/ David E. De Leeuw
                                    ----------------------------------------
                                    Title:  Managing Member

                                MCCOWN DE LEEUW & CO. IV Associates, L.P.

                                By: MDC Management Company IV, L.P., Its
                                    General Partner

                                By: /s/ David E. De Leeuw
                                    ----------------------------------------
                                    Title:  Managing Member

                                FENWAY PARTNERS CAPITAL FUND, L.P.

                                By: Fenway Partners, L.P., its General Partner

                                By: Fenway Partners Management, Inc., its
                                    General Partner

                                By: /s/ Andrea Geisser
                                    ----------------------------------------
                                    Title:  Managing Director

                                By: /s/ Richard C. Dresdale
                                    ----------------------------------------
                                    Title:  Managing Director

                                FENWAY PARTNERS CAPITAL FUND II, L.P.

                                By: Fenway Partners II, LLC, its General Partner

                                By: /s/ Andrea Geisser
                                    ----------------------------------------
                                    Title:  Managing Director

                                By: /s/ Richard C. Dresdale
                                    ----------------------------------------
                                    Title:  Managing Director

                                                                      SCHEDULE A
                                                                      ----------

                                   PURCHASERS
                                   ----------

---------------------------------------------------------------------------------------------------------------------------

           Purchaser                      Address                                   Notes                      Warrants
           ---------                      -------                                   -----                      --------
                                                                    --------------------------------------

                                                                         Initial           Subsequent
                                                                       Closing Date       Closing Date
---------------------------------------------------------------------------------------------------------------------------

McCown De Leeuw & Co. III, L.P.  3000 Sand Hill Road                  $2,230,516.95       $1,487,011.30        312,273
                                 Building 3, Suite 290
                                 Menlo Park, CA  94025
---------------------------------------------------------------------------------------------------------------------------

McCown De Leeuw & Co. III        3000 Sand Hill Road                  $  158,349.72       $  105,566.48         22,169
(Europe), L.P.                   Building 3, Suite 290
                                 Menlo Park, CA  94025
---------------------------------------------------------------------------------------------------------------------------

McCown De Leeuw & Co. III        3000 Sand Hill Road                  $   37,110.22       $   24,740.15          5,195
(Asia), L.P.                     Building 3, Suite 290
                                 Menlo Park, CA  94025
---------------------------------------------------------------------------------------------------------------------------

Gamma Fund LLC                   3000 Sand Hill Road                  $   48,249.91       $   32,166.61          6,755
                                 Building 3, Suite 290
                                 Menlo Park, CA  94025
---------------------------------------------------------------------------------------------------------------------------

McCown De Leeuw & Co. IV, L.P.   3000 Sand Hill Road                  $3,456,684.51       $2,304,456.33        483,936
                                 Building 3, Suite 290
                                 Menlo Park, CA  94025
---------------------------------------------------------------------------------------------------------------------------

Delta Fund LLC                   3000 Sand Hill Road                  $   55,622.65       $   37,081.77          7,787
                                 Building 3, Suite 290
                                 Menlo Park, CA  94025
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

McCown De Leeuw & Co. IV         3000 Sand Hill Road                  $   73,466.04       $   48,977.36         10,285
Associates, L.P.                 Building 3, Suite 290
                                 Menlo Park, CA  94025
---------------------------------------------------------------------------------------------------------------------------

Fenway Partners Capital Fund,    c/o Fenway Partners, Inc.            $   7,152,000       $   4,768,000      1,001,280
L.P.                             152 West 57th Street
                                 59th Floor
                                 New York, NY  10019
---------------------------------------------------------------------------------------------------------------------------

Fenway Partners Capital Fund     c/o Fenway Partners, Inc.            $   1,788,000       $   1,192,000        250,320
II, L.P.                         152 West 57th Street
                                 59th Floor
                                 New York, NY  10019
---------------------------------------------------------------------------------------------------------------------------

Total                                                                 $  15,000,000       $  10,000,000      2,100,000
                                                                      =============       =============      =========
---------------------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT 1.1
                                                                     -----------

                                    AMENDMENT
                                       TO
                            SECURITYHOLDERS AGREEMENT
                            -------------------------

         This Amendment is made as of this __ day of ______, 2002 by and among Aurora Foods Inc. (the "Company"), Fenway Partners Capital Fund, L.P., Fenway Partners Capital Fund II, L.P., FPIP LLC, FPIP Trust, LLC (collectively "Fenway"), McCown DeLeeuw & Co. III, L.P., McCown DeLeeuw & Co. III (Europe), L.P., McCown DeLeeuw & Co. III (Asia), L.P., Gamma Fund LLC, McCown DeLeeuw & Co. IV, L.P., McCown DeLeeuw & Co. IV Associates, L.P., Delta Fund LLC (collectively, "MDC"), UBS Capital LLC ("UBS") and Gloriande (Luxemberg) S.A.R.L., an affiliate of Tiger Oats Limited ("Tiger").

         The parties agree as follows:

         1. Securityholders Agreement; Definitions. This Amendment amends the Securityholders Agreement dated as of April 8, 1998 among the parties named therein, as amended on June 30, 1999, February 18, 2000, September 19, 2000 and May 1, 2002 (as in effect prior to giving effect to this Amendment, the "Securityholders Agreement"). Terms defined in the Securityholders Agreement as amended hereby (the "Amended Securityholders Agreement") and not otherwise defined herein are used with the meanings so defined.

         2. Amendment of Section 11.2. Section 11.2 of the Securityholders Agreement is hereby amended by changing the following definition to read in its entirety as follows:

                  "Registrable Securities" shall mean (i) all shares of Common Stock or other securities of the Public Company held by any party hereto as a result of such party's interest in New LLC, MBW LLC or VDK LLC other than Management Securities, (ii) Management Securities, (iii) all shares of Common Stock issuable upon conversion of the Series A Preferred Stock of the Company issued pursuant to the Securities Purchase Agreement dated as of September 8, 2000 by and among the Company and the Purchasers listed on Schedule A thereto (the "Purchasers"), and all shares of Common Stock issuable to the Purchasers upon conversion of the Series A Preferred Stock of the Company issued as dividends to the Purchasers, (iv) all shares of Common Stock issuable upon exercise of the Warrants of the Company issued pursuant to the Warrant Issuance Agreement dated as of May 1, 2002 by and among the Company and the other parties thereto, (v) all shares of Common Stock issuable upon exercise of the Warrants of the Company issued pursuant to the Note Purchase Agreement dated as of June 27, 2002 by and among the Company and the other parties thereto and (vi) all shares of Common Stock or other securities directly or indirectly issued or issuable with respect to the securities referred to in clauses (i), (ii), (iii), (iv), and
                  (v) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, incorporation of a limited liability company or other reorganization, other than securities transferred pursuant to Sections 3.2 or 3.3 hereof. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) for purposes of Sections 6.1 and 6.2, with respect to any Registrable Securities that any holder and its Affiliates shall otherwise be entitled to include in a registration statement pursuant to Sections 6.1 or 6.2, when such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e) (f) and (h) of Rule
                  144), provided that this clause (c) shall have no applicability if such securities represent more than 2% of the outstanding Common Stock of the Public Company, or (d) such securities shall have ceased to be outstanding.

         3. General. The Amended Securityholders Agreement is hereby confirmed as being in full force and effect. This Amendment and the Amended Securityholders Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns. This Amendment shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of the State of Delaware.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                AURORA FOODS INC.

                                By: ___________________________
                                    Name:
                                    Title:

                                FENWAY PARTNERS CAPITAL FUND, L.P.

                                By: Fenway Partners, L.P., its General Partner

                                By: Fenway Partners Management, Inc. its
                                    General Partner

                                By: _____________________________
                                    Name:
                                    Title:

                                By: _____________________________
                                    Name:
                                    Title:

                                FPIP LLC

                                By: Fenway Partners, Inc., its Manager

                                By: _____________________________
                                    Name:
                                    Title:

                                FPIP TRUST, LLC

                                By: Fenway Partners, Inc., its Manager

                                By: ____________________________
                                    Name:
                                    Title:

                                FENWAY PARTNERS CAPITAL FUND II, L.P.

                                By: Fenway Partners II, L.L.C., its
                                    General Partner

                                By: ______________________________
                                    Name:
                                    Title:

                                By: ______________________________
                                    Name:
                                    Title:

                                McCOWN DeLEEUW & CO. III, L.P.

                                By: MDC Management Company III, L.P., its
                                    General Partner

                                By: ______________________________
                                    Name:
                                    Title:

                                McCOWN DeLEEUW & CO. III (Europe), L.P.

                                By: MDC Management Company III, L.P., its
                                    General Partner

                                By: _____________________________
                                    Name:
                                    Title:

                                McCOWN DeLEEUW & CO. III (Asia), L.P.

                                By: MDC Management Company IIIA, L.P., its
                                    General Partner

                                By: ____________________________
                                    Name:
                                    Title:

                                GAMMA FUND LLC

                                By: ____________________________
                                    Name:
                                    Title:

                                McCOWN DeLEEUW & CO. IV, L.P.

                                By: MDC Management Company IV, L.P. its
                                    General Partner

                                By: ____________________________
                                    Name:
                                    Title:

                                DELTA FUND LLC

                                By: ____________________________
                                    Name:
                                    Title:

                                McCOWN DeLEEUW & CO. IV ASSOCIATES, L.P.

                                By: ____________________________
                                    Name:
                                    Title:

                                UBS CAPITAL LLC

                                By: ____________________________
                                    Name:
                                    Title:

                                By: ____________________________
                                    Name:
                                    Title:

                               GLORIANDE (LUXEMBOURG) S.A.R.L.

                                By: ____________________________
                                    Name:
                                    Title:

                                                                     EXHIBIT 2.2
                                                                     -----------

                                  FORM OF NOTE
                                  ------------

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS NOTE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                                      NOTE

$___,000,000.00                                             ______________, 2002

         FOR VALUE RECEIVED, the undersigned, Aurora Foods Inc., a Delaware corporation (the "Company"), hereby promises to pay ____________________________ (the "Payee"), or order, on October l, 2006 ____________________ Million Dollars ($___,000,000.00). The Company promises to pay interest from the date hereof, computed as provided in the Note Purchase Agreement (as defined below), on the aggregate principal amount of this Note from time to time unpaid at the per annum rate applicable to such unpaid principal amount as provided in the Note Purchase Agreement and to pay interest on overdue principal and, to the extent not prohibited by applicable law, on overdue installments of interest at the rate specified in the Note Purchase Agreement, all such interest being payable as provided in the Note Purchase Agreement, provided that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

         Payments hereunder shall be made to the Payee at the address provided in the Note Purchase Agreement.

         The loan made by the Payee pursuant to the Note Purchase Agreement and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such loan then outstanding shall be endorsed by the Payee on the schedule attached hereto or on a continuation of such schedule attached to and made a part hereof, provided, however, that the failure of the Payee to make any such recordation or endorsement shall not affect the obligations of the Company under this Note, the Note Purchase Agreement or any other Note Document.

         This Note evidences the borrowing under, and is entitled to the benefits, and is subject to the provisions of, the Note Purchase Agreement dated as of June __, 2002, as from time to time in effect (the "Note Purchase Agreement"), among the Company, the Payee and the other note purchasers identified therein. The principal of and accrued interest on this Note may be prepaid in whole or from time to time in part, all as set forth in the Note Purchase Agreement. In addition, the principal of and accrued interest on this Note may be subject to mandatory prepayment in whole, as set forth in the Note Purchase Agreement.

         Terms defined in the Note Purchase Agreement and not otherwise defined herein are used herein with the meanings so defined.

         In case an Event of Default shall occur and be continuing, the entire principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         The parties hereto, including the Company and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Note Purchase Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.

                                                     AURORA FOODS INC.

                                                     By: _______________________
                                                         Name:
                                                         Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

------------------------------------------------------------------------------

              Amount         Amount of          Unpaid
              of             Principal          Principal          Notation
Date          Loan           Repaid             Balance            Made By
------------------------------------------------------------------------------

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

                                                                     EXHIBIT 5.8
                                                                     -----------

                                 FORM OF WARRANT
                                 ---------------

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REQUIREMENT UNDER SUCH ACT.

         THESE SECURITIES ARE SUBJECT TO CERTAIN PROVISIONS OF A SECURITYHOLDERS AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS SECURITYHOLDERS ARE PARTY, A COPY OF WHICH MAY BE INSPECTED BY THE HOLDER AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.

                                                               [______] Warrants

                        COMMON STOCK WARRANT CERTIFICATE

                                Aurora Foods Inc.

         THIS CERTIFIES that, for valued received, [_______________], or its registered successors and assigns, is the owner of [______________] warrants (the "Warrants"), each to purchase from Aurora Foods Inc., a Delaware corporation (herein called the "Company"), at any time or from time to time but in any event no later than 5:00 p.m., New York time on [__________, 2012] (the "Expiration Date"), one share of Common Stock, par value $0.01 per share, of the Company at an initial exercise price per share of $0.01, subject to adjustment from time to time pursuant to the provisions of Section 3. For purposes of this Warrant Certificate, the term "Common Shares" shall mean the class of capital stock of the Company designated Common Stock, par value $0.01, pursuant to the Company's Certificate of Incorporation, as amended, and any other class of capital stock of the Company resulting from successive changes or reclassification of the Common Stock. This Warrant Certificate is issued in connection with the execution and delivery of the Note Purchase Agreement dated as of ___________, 2002 among the Company and the other parties thereto (the "Note Purchase Agreement").

         1. Exercise of Warrants. The Warrants evidenced hereby may be exercised at any time through the Expiration Date by the registered holder hereof, in whole or in part, by the surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Company), at the principal office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at such holder's last address appearing on the books of the Company) along with the duly completed Exercise Form attached hereto as Exhibit A and, other than in the case of an exercise designated to be a "Cashless Net Exercise" pursuant to Section 2 below, upon payment of the aggregate Exercise Price (as defined below) of the Common Shares purchased. The certificate(s) for such Common Shares shall be delivered to the registered holder hereof within a reasonable time, after Warrants evidenced hereby shall have been so exercised and a new Warrant Certificate evidencing the number of Warrants, if any, remaining unexercised shall also be issued to the registered holder within such time unless such Warrants have expired. No fractional Common Shares of the Company, or scrips for any such fractional shares, shall be issued upon the exercise of any Warrants; but the holder hereof shall be entitled to cash equal to such fraction multiplied by the then fair market value of a Common Share as determined in good faith by the Board of Directors of the Company.

         2. Cashless Net Exercise. In the event the current market price (as determined below) of a Common Share exceeds the Exercise Price on the business day immediately prior to the exercise of the Warrant, the holder hereof may elect to exercise the Warrants, in whole or in part, pursuant to this Section 2 by designating the exercise as a Cashless Net Exercise on the Exercise Form. If the exercise is designated as a Cashless Net Exercise on the Exercise Form, then the Company, in accordance with Section 1 hereof, will issue on exercise of this Warrant, without the payment by the holder hereof of any additional consideration, a number of Common Shares determined by dividing (i) the result of the difference between such current market price and the Exercise Price multiplied by the number of Common Shares into which the Warrants then being exercised are exercisable, by (ii) the current market price per Common Share. For the purpose of any computation of current market price under this Section, the current market price per Common Share at any date shall be the closing price on the business day immediately prior to the exercise of the Warrants. The closing price for any day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices for such day, in each case (1) on the principal national securities exchange on which the Common Shares are listed or to which such shares are admitted to trading or (2) if the Common Shares are not listed or admitted to trading on a national securities exchange, in the over-the counter market as reported by Nasdaq or any comparable system or (3) if the Common Shares are not listed on Nasdaq or a comparable system, as determined in good faith by the Board of Directors of the Company.

         3. Adjustment in Exercise Price and Number of Shares. The initial exercise price of $ 0.01 per share shall be subject to adjustment from time to time as hereinafter provided (such price, as last adjusted, being herein called the "Exercise Price").

             3.1.    Subdivision or Combination of Stock; Stock Dividends.
         Upon any subdivision or combination of outstanding Common Shares, and upon any dividend or other distribution payable in Common Shares, the number of Common Shares subject to purchase hereunder shall be adjusted by multiplying the number of Common Shares subject to purchase hereunder immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately subsequent to such event and the denominator of which is the number of Common Shares outstanding immediately prior to such event, and the Exercise Price shall thereupon be proportionately decreased or increased so that the total consideration payable upon full exercise of this Warrant shall be unchanged, except that in no event shall the Exercise Price be reduced below the par value per share of the Common Shares.

             3.2.    Reorganization, Reclassification, Consolidation, Merger.
         If any capital reorganization, reclassification of the capital stock of the Company or consolidation or merger of the Company with another corporation shall be effected, then, lawful and adequate provision shall be made whereby each holder of Warrants shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Common Shares immediately theretofore issuable upon exercise of the Warrants, such shares of stock, securities or properties (including cash paid as partial consideration) (collectively, the "Substitute Securities") as may be issuable or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares issuable upon exercise of the Warrants immediately prior to such reorganization, reclassification, consolidation or merger, and in any such case, appropriate provision shall be made with respect to the rights and interests of each holder of Warrants to the end that the provisions hereof shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any Substitute Securities thereafter deliverable upon the exercise thereof. The above provisions of this Subsection 3(b) shall similarly apply to successive reorganizations, reclassification, consolidations or mergers.

         4. Reservation of Stock. The Company covenants and agrees that it will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants evidenced hereby, the number of shares of Common Stock from time to time issuable upon exercise of all such Warrants at the time outstanding.

         5. Company to Provide Stock. The Company covenants and agrees that all the Common Shares which may be issued upon the exercise of the Warrants evidenced hereby upon the due exercise, including exercise pursuant to Section 2 hereof or the receipt by the Company of the aggregate Exercise Price for all Warrants exercised (in the case of an exercise other than pursuant to Section 2 hereof), will be duly authorized, validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof to the registered holder hereof other than those which the Company shall promptly pay or discharge.

         6. Listing of Common Shares. The Company shall cause all Common Shares issued upon the exercise of Warrants evidenced hereby to be listed or otherwise eligible for trading on the New York Stock Exchange or such other national securities exchange or which constitutes the principal trading U.S. Market for the Common Shares.

         7. Periodic Information. The Company will comply with the reporting requirements of Section 13 and 15(d) of the Securities and Exchange Act of 1934, as amended, and will comply with all other information reporting requirements of the Securities and Exchange Commission (the "Commission") (including Rule 144 under the Securities Act of 1933, as amended (the "Securities Act")) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Common Shares issued upon the exercise of Warrants. The Company will cooperate with each Warrantholder in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Common Shares issued upon exercise of Warrants. The Company will furnish to each holder of any Warrants upon request, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

         8. Replacement of Warrants. On receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate, and in the case of any such loss, theft or destruction of this Warrant Certificate, on delivery of an indemnity agreement or security satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant Certificate, unless the Company has received notice that any such Warrant Certificate has been acquired by a bona fide purchase, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

         9. Registered Holder. Unless the Company is notified in writing otherwise, the registered holder of this Warrant Certificate shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant Certificate shall not be entitled by virtue of ownership of this Warrant Certificate to any rights whatsoever as a shareholder of the Company.

         10. Amendments and Waivers. Any provision in this Warrant Certificate to the contrary notwithstanding, changes in or additions to this Warrant Certificate may be made and compliance with any covenant or provision herein set forth may be omitted or waived only if the Company shall obtain consent thereto in writing from persons holding at least a majority of the aggregate of the then outstanding Warrants issued to the original holder of the Warrants evidenced hereby. The Company shall, in each such case, provide written notice of any such amendment or waiver to all holders of Warrants issued pursuant to the Note Purchase Agreement.

         11. Transfer. None of this Warrant Certificate and the Warrants evidenced hereby nor any Common Shares issued on exercise hereof may be sold, transferred, pledged, hypothecated or otherwise disposed of unless and until:
(i) there is then in effect a registration statement under the Securities Act, covering such proposed disposition and such disposition is made in accordance with such registration statement and all applicable state securities laws; or
(ii) (A) the transferor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (B) if the proposed transferee is not an affiliate of the transferor, if reasonably requested by the Company, such transferor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act and that all requisite action has been or will, on a timely basis, be taken under any applicable state securities laws in connection with such disposition; and (iii) the proposed transferee shall have agreed in writing to be bound by the terms and provisions of this Section 10. Notwithstanding the provisions of clauses (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer pursuant to Rule 144(k) promulgated under the Securities Act.

         IN WITNESS WHEREOF, Aurora Foods Inc. has caused this Warrant Certificate to be signed by a duly authorized officer and this Warrant Certificate to be dated [____________], 2002.

                         AURORA FOODS INC.

                         By:___________________________
                         Title: _________________________

EXHIBIT A

                                Aurora Foods Inc.
                                  EXERCISE FORM

         The undersigned hereby irrevocably elects to exercise ______ [insert number of warrants surrendering for exercise] of the Warrants for the acquisition of Common Shares represented by this Warrant Certificate, on the terms and conditions specified in this Warrant Certificate, surrenders this Warrant Certificate and directs that the Common Shares deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto. The undersigned, by its exercise of the Warrant, acknowledges, represents to and agrees with the Company as follows: (1) it understands and acknowledges that the Common Shares issuable upon such exercise (the "Underlying Shares") have not been registered under the Securities Act or any other applicable securities law, are being issued in a transaction not requiring registration under the Securities Act, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, or pursuant to an exemption therefrom; (2) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act; (3) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing any of the Underlying Shares, and it is aware that it may be required to bear the economic risk of an investment in the Underlying Shares for an indefinite period of time and is able to bear such risk for an indefinite period; (4) it acknowledges that neither the Company nor any person representing the Company has made any representations to it with respect to the Company or the sale of any Underlying Shares; (5) it has had access to such financial and other information concerning the Company as it has deemed necessary in connection with its decision to purchase the Underlying Shares, including an opportunity to ask questions of and request information from the Company; and (6) it is purchasing the Underlying Shares for its own account, for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

         Please check one:        Cashless Net Exercise __
                                  Exercise for Cash __ (aggregate Exercise Price must be tendered)

Dated:_______________, ____                      ______________________________
                                                 (Signature of Owner)/1/
                                                 ______________________________
                                                 (Street Address)
                                                 _______________________________
                                                 (City) (State) (Zip Code)

----------------
/1/   The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular.

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page

ARTICLE I DEFINITIONS.............................................................................................1

ARTICLE II SALE AND PURCHASE......................................................................................6

   SECTION 2.1.  Agreement to Sell and to Purchase; Purchase Price................................................6
   SECTION 2.2.  Terms of Notes...................................................................................6
   SECTION 2.3.  Closing..........................................................................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY.............................................................8

   SECTION 3.1.  Organization and Good Standing...................................................................8
   SECTION 3.2.  Capital Stock....................................................................................8
   SECTION 3.3.  Authorization; Enforceability....................................................................9
   SECTION 3.4.  No Violation; Consents...........................................................................9
   SECTION 3.5.  Commission Filings; Financial Statements........................................................10
   SECTION 3.6.  No Material Adverse Changes.....................................................................10
   SECTION 3.7.  Private Offering................................................................................10
   SECTION 3.8.  Litigation......................................................................................11
   SECTION 3.9.  Permits and Licenses............................................................................11
   SECTION 3.10. Title to Assets.................................................................................11
   SECTION 3.11. Investment Company..............................................................................12
   SECTION 3.12. Margin Stock....................................................................................12
   SECTION 3.13. Intellectual Property, etc......................................................................12
   SECTION 3.14. Compliance with Statutes, etc...................................................................12
   SECTION 3.15. Labor Relations.................................................................................12
   SECTION 3.16. Tax Returns and Payments........................................................................13
   SECTION 3.17. No Default......................................................................................13

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER......................................................13

   SECTION 4.1.  Investment Intent...............................................................................13
   SECTION 4.2.  Authorization...................................................................................13
   SECTION 4.3.  Enforceability..................................................................................14
   SECTION 4.4.  Private Placement...............................................................................14

ARTICLE V COVENANTS OF THE COMPANY...............................................................................14

   SECTION 5.1.  Use of Proceeds.................................................................................14
   SECTION 5.2.  Periodic Information............................................................................15
   SECTION 5.3.  Legends.........................................................................................15
   SECTION 5.4.  Incorporation of Certain Provisions.............................................................15
   SECTION 5.5.  Maintenance of Corporate Existence..............................................................15
   SECTION 5.6.  Antitrust Filings...............................................................................15
   SECTION 5.7.  Notice to Holders...............................................................................16
   SECTION 5.8.  Issuance of Warrants............................................................................16
   SECTION 5.9.  Listing of Warrant Shares.......................................................................16

ARTICLE VI CONDITIONS PRECEDENT TO CLOSING.......................................................................16


   SECTION 6.1.  Conditions to the Company's Obligations.........................................................16
   SECTION 6.2.  Conditions to Purchasers' Obligations...........................................................17
   SECTION 6.3.  Additional Conditions to Purchasers' Obligations................................................18

ARTICLE VII DEFAULTS.............................................................................................19

   SECTION 7.1.  Events of Default...............................................................................19
   SECTION 7.2.  Certain Actions Following an Event of Default...................................................20
   SECTION 7.3.  Waivers.........................................................................................21

ARTICLE VIII EXPENSES; INDEMNITY.................................................................................21

   SECTION 8.1.  Expenses........................................................................................21
   SECTION 8.2.  General Indemnity...............................................................................21

ARTICLE IX MISCELLANEOUS.........................................................................................22

   SECTION 9.1.  Survival........................................................................................22
   SECTION 9.2.  Notices.........................................................................................23
   SECTION 9.3.  Governing Law...................................................................................23
   SECTION 9.4.  Termination.....................................................................................24
   SECTION 9.5.  Entire Agreement................................................................................24
   SECTION 9.6.  Modifications, Amendments and Waivers...........................................................24
   SECTION 9.7.  Course of Dealing...............................................................................24
   SECTION 9.8.  Titles and Headings.............................................................................25
   SECTION 9.9.  Exhibits and Schedules..........................................................................25
   SECTION 9.10. Assignment; No Third Party Beneficiaries........................................................25
   SECTION 9.11. Severability....................................................................................25
   SECTION 9.12. Counterparts....................................................................................25
   SECTION 9.13. Further Assurances..............................................................................25
   SECTION 9.14. Remedies Cumulative.............................................................................26
   SECTION 9.15. Specific Performance............................................................................26
   SECTION 9.16. No Purchaser Affiliate Liability................................................................26
   SECTION 9.17. Several Liability...............................................................................26
   SECTION 9.18. Venue; Service of Process.......................................................................26
   SECTION 9.19. WAIVER OF JURY TRIAL............................................................................27

      Schedule A        Purchasers

      Exhibit 1.1       Form of Securityholders Agreement Amendment
      Exhibit 2.2       Form of Note
      Exhibit 5.8       Form of Warrant

                               LITIGATION SCHEDULE
                               -------------------

         Reference is made to the Note Purchase Agreement among Aurora Foods Inc. (the "Company") and the Purchasers listed on the signature pages thereto dated as of June 27, 2002 (the "Agreement"). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

         Pursuant to Section 3.8 of the Agreement, attached as Exhibit A hereto is a written description of (i) those actions, suits, proceedings at law or in equity, and those arbitration and administrative and other proceedings by or before (and to the knowledge of the Company those investigations by) any Governmental Authority, pending, and, to the best knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, or any of its properties or rights which could have a Material Adverse Effect or would be reasonably likely to prevent or materially delay consummation of the Transactions; and (ii) those judgments, orders and decrees entered in any lawsuit or proceedings to which the Company and its Subsidiaries are subject which could have a material adverse effect on the ability of the Company or any of its Subsidiaries to conduct its business as presently conducted or contemplated to be conducted or would be reasonably likely to prevent or materially delay consummation of the Transactions.

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed on its behalf by its officer thereunto duly authorized as of the 25th day of June, 2002.

                                      AURORA FOODS INC.

                                      By:   /s/ James T. Smith
                                            -----------------------------------
                                      Name:  James T. Smith
                                      Title: Chairman of the Board, President
                                             and Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                                   Litigation

         During 2000, the Company was served with eighteen complaints in purported class action lawsuits filed in the U.S. District Court for the Northern District of California. The complaints received by the Company alleged that, among other things, as a result of accounting irregularities, the Company's previously issued financial statements were materially false and misleading and thus constituted violations of federal securities laws by the Company and the directors and officers who resigned on February 17, 2000 (Ian R. Wilson, James B. Ardrey, Ray Chung and M. Laurie Cummings). The actions (the "Securities Actions") alleged that the defendants violated Sections 10(b) and/or
Section 20(a) of the Securities Exchange Act and Rule 10b-5 promulgated thereunder. The Securities Actions complaints sought damages in unspecified amounts. These Securities Actions purported to be brought on behalf of purchasers of the Company's securities during various periods, all of which fell between October 28, 1998 and April 2, 2000.

         On April 14, 2000, certain of the Company's current and former directors were named as defendants in a derivative lawsuit filed in the Superior Court of the State of California, in the County of San Francisco, alleging breach of fiduciary duty, mismanagement and related causes of action based upon the Company's restatement of its financial statements. The case was then removed to federal court in San Francisco.

         On January 16, 2001 the Company announced that it reached a preliminary agreement to settle the securities class action and derivative lawsuits pending against the Company and its former management team in the U.S. District Court in the Northern District of California. On March 1, 2001, Stipulations of Settlement for the Securities class action and derivative lawsuits were entered into in the U.S. District Court in the Northern District of California to fully resolve, discharge and settle the claims made in each respective lawsuit. On May 11, 2001, the United States District Court for the Northern District of California approved the settlement.

         Under the terms of the agreement, Aurora was required to pay the class members $26 million in cash and $10 million in common stock of the Company. On March 2, 2001, the Company entered into definitive agreements with certain members of former management to transfer between approximately 3 million and 3.6 million shares of common stock of the Company to the Company, in consideration for a resolution of any civil claims that the Company may have, and partially conditioned upon future events and circumstances. The cash component of the settlement was funded entirely by the Company's insurance in the fourth quarter of 2001. Members of the class had the opportunity to opt out of the settlement agreement, and bring separate claims against the Company. Separate claims representing an immaterial number of shares did opt out of the settlement agreement.

         Pursuant to the settlement and the definitive agreements, the Company received 3,051,303 shares of its common stock from former management. During May, 2001, the Company distributed 465,342 shares of its common stock as settlement for the first $2.5 million of the common stock component of the settlement. The number of shares of common stock to be distributed as settlement for the remaining $7.5 million portion of the common stock component of the settlement will be determined at a later date. The remaining shares of common stock received from former management will be sufficient, at an average price above $2.90 per share, to satisfy the Company's remaining obligation without issuing additional shares.

         In addition, the Company has agreed to continue to implement certain remedial measures, including the adoption of an audit committee charter, the reorganization of the Company's finance department, the establishment of an internal audit function and the institution of a compliance program, as consideration for resolution of the derivative litigation.

         The staff of the Securities and Exchange Commission (the "SEC") and the United States Attorney for the Southern District of New York (the "U.S. Attorney") also initiated investigations relating to the events that resulted in the restatement of the Company's financial statements for prior periods ("Prior Events"). The SEC and the U.S. Attorney requested that the Company provide certain documents relating to the Company's historical financial statements. On September 5, 2000, the Company received a subpoena from the SEC to produce documents in connection with the Prior Events. The SEC also requested certain information regarding some of the Company's former officers and employees, correspondence with the Company's auditors and documents related to financial statements, accounting policies and certain transactions and business arrangements.

         On January 23, 2001 the U.S. Attorney announced indictments alleging financial accounting fraud against members of former management and certain former employees of the Company. Each of the individuals indicted pled guilty to the charges against them, one of whom has been sentenced while the others await sentencing. The U.S. Attorney did not bring charges against the Company.

         In a cooperation agreement with the U.S. Attorney, the Company confirmed that it would continue to implement an extensive compliance program, which will include an internal audit function, a corporate code of conduct, a comprehensive policies and procedures manual, employee training and education on policies and procedures and adequate disciplinary mechanisms for violations of policies and procedures.

         In addition, the Company consented to the entry of an order by the SEC requiring compliance with requirements for accurate and timely reporting of quarterly and annual financial results, and the maintenance of internal control procedures in connection with a civil action by the SEC concerning accounting irregularities at the Company in 1998 and 1999. Aurora did not either admit or deny any wrongdoing, and the SEC did not seek any monetary penalty. The Company also committed to continue to cooperate with the SEC in connection with its actions against certain former members of management and former employees.

         The Company has substantially implemented the requirements of each of the settlements with the shareholder class, the U.S. Attorney and the SEC.

         The Company is also the defendant in an action filed by a former employee in the U.S. District Court for the Eastern District of Missouri. The plaintiff alleges breach of contract, fraud and negligent misrepresentation as well as state law securities claims. The Company intends to defend these claims vigorously.

         The Company is also subject to litigation in the ordinary course of business.

         During the first quarter of 2002, the Company lost a dispute in arbitration associated with the termination of a contract in 2000 and recorded additional expense of approximately $730,000. The total award and related costs of approximately $1,530,000 were paid in April 2002.